CHINA GERUI ADVANCED MATERIALS GROUP LIMITED
2010 SHARE INCENTIVE PLAN

1.	Purpose

The China Gerui Advanced Materials Group Limited 2010 Share Incentive Plan is intended to promote the best interests of China Gerui Advanced Materials Group Limited and its shareholders by (i) assisting the Corporation and its Affiliates in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Corporation’s businesses by affording such persons equity participation in the Corporation and (iii) associating the interests of such persons with those of the Corporation and its affiliates and shareholders.

2.	Definitions

As used in this Plan the following definitions shall apply:

A.          “Affiliate” means (i) any Subsidiary, (ii) any Parent, (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates, and (iv) any other entity in which the Corporation or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

B.          “Award” means any Option or Share Award granted hereunder.

C.          “Board” means the Board of Directors of the Corporation.

D.          “Cause” means (i) in the case where the Participant does not have an employment, consulting or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Award or where there is such an agreement but it does not define “cause” (or words of like import), conduct related to the Participant’s service to the Corporation or an Affiliate for which either criminal or civil penalties against the Participant may be sought, misconduct, insubordination, material violation of the Corporation or its Affiliate’s policies, disclosing or misusing any confidential information or material concerning the Corporation or any Affiliate or material breach of any employment, consulting agreement or similar agreement, or (ii) in the case where the Participant has an employment agreement, consulting agreement or similar agreement in effect with the Corporation or its Affiliate at the time of grant of the Award that defines a termination for “cause” (or words of like import), “cause” as defined in such agreement; provided, however, that with regard to any agreement that defines “cause” on occurrence of or in connection with change of control, such definition of  “cause” shall not apply until a change of control actually occurs and then only with regard to a termination thereafter.

E.          “Code” means the Internal Revenue Code of 1986, and any amendments thereto.

F.          “Committee” means the Board or any Committee of the Board to which the Board has delegated any responsibility for the implementation, interpretation or administration of the Plan.

G.          “Consultant” means (i) any person performing consulting or advisory services for the Corporation or any Affiliate, or (ii) a director of an Affiliate.

H.          “Continuous Service” means that the Participant’s service with the Corporation or an Affiliate, whether as an employee, Director or Consultant, is not interrupted or terminated.  A Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or an Affiliate as an employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service.  The Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination or upon the entity for which the Participant is performing services ceasing to be an Affiliate of the Corporation.  The Committee shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Corporation, including sick leave, military leave or any other personal leave.

I.           “Corporation” means China Gerui Advanced Materials Group Limited, a corporation incorporated under the laws of the British Virgin Islands.

J.           “Corporation Law” means the general corporation law of the jurisdiction of incorporation of the Corporation.

K.          “Director” means a member of the Board.

L.          “Disability” shall, except as otherwise provided in an Award Agreement, mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

M.         “Eligible Person” means an employee of the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), a Director or a Consultant to the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) .

N.          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

O.          “Fair Market Value” means, on any given date, the current fair market value of the Ordinary Shares as determined as follows:

(i)          If the Ordinary Shares are traded on The NASDAQ Stock Market or is listed on a national securities exchange, the closing price for the day of determination as quoted on such market or exchange which is the primary market or exchange for trading of the Ordinary Shares or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)         If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high and the low asked prices for the Ordinary Shares for the day of determination; or

(iii)        In the absence of an established market for the Ordinary Shares, Fair Market Value shall be determined by the Committee in good faith.

P.          “Nonqualified Share Option” means an Option (or portion thereof) which is not intended or does not for any reason qualify as an incentive stock option within the meaning of Section 422 of the Code.

Q.          “Option” means any option to purchase Ordinary Shares granted under this Plan.

R.          “Ordinary Shares” means the ordinary shares, no par value, of the Corporation.

S.          “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each of the corporations (other than the Corporation) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T.          “Participant” means an Eligible Person who is selected by the Committee to receive an Award and is party to an agreement setting forth the terms of the Award, as appropriate.

U.          “Plan” means this China Gerui Advanced Materials Limited 2010 Share Incentive Plan.

V.          “Restricted Share Award” means an award of Ordinary Shares under Section 7.A.

W.         “Securities Act” means the Securities Act of 1933, as amended.

X.          “Share Award” means a Restricted Share Award.

Y.          “Share Award Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of a Share Award granted to the Participant under Section 7.  Each Share Award Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.

Z.          “Share Option Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of an Option granted to the Participant under Section 6.  Each Share Option Agreement shall be subject to the terms and conditions of the Plan and shall include such terms and conditions as the Committee shall authorize.

AA.      “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.	Administration

A.          Delegation of Administration.  The Board shall be the sole Committee of the Plan unless the Board delegates all or any portion of its authority to administer the Plan to a Committee.  To the extent not prohibited by the charter or bylaws of the Corporation, the Board may delegate all or a portion of its authority to administer the Plan to a Committee of the Board appointed by the Board and constituted in compliance with the applicable Corporation Law.  The Committee shall consist solely of three (3) or more Directors who are, to the extent required by the rules of the market on which the Corporation’s shares are traded or the exchange on which the Corporation’ shares are listed, “independent” within the meaning of such rules.

B.          Powers of the Committee.  Subject to the provisions of the Plan, and in the case of a Committee appointed by the Board, the specific duties delegated to such Committee, the Committee shall have the authority:

(i)           To construe and interpret all provisions of this Plan and all Share Option Agreements and Share Award Agreements under this Plan.

(ii)          To determine the Fair Market Value of Ordinary Shares.

(iii)         To select the Eligible Persons to whom Awards are granted from time to time hereunder.

(iv)          To determine the number of Ordinary Shares covered by an Award; and determine such other terms and conditions, not inconsistent with the terms of the Plan, of each such Award.  Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Ordinary Shares subject to a Share Award, the time or times when Options or Share Awards may be exercised or Ordinary Shares issued thereunder, the right of the Corporation to repurchase Ordinary Shares issued pursuant to the exercise of an Option or a Share Award and other restrictions or limitations (in addition to those contained in the Plan) on the forfeitability or transferability of Options, Share Awards or Ordinary Shares issued upon exercise of an Option or pursuant to an Award.  Such terms may include conditions which shall be determined by the Committee and need not be uniform with respect to Participants.

(v)         To accelerate the time at which any Option or Share Award may be exercised, or the time at which a Share Award or Ordinary Shares issued under the Plan may become transferable or nonforfeitable.

(vi)         To determine whether and under what circumstances an Option may be settled in cash, Ordinary Shares or other property under Section 6.H instead of Ordinary Shares.

(vii)        To amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Award, including the repricing of the exercise price for an outstanding Option.  Except as specifically permitted by the Plan, the Share Option Agreement or Share Award Agreement or as required to comply with applicable law, regulation or rule, no amendment, cancellation or modification shall, without a Participant’s consent, adversely affect any rights of the Participant.

(viii)       To prescribe the form of Share Option Agreements and Share Award Agreements; to adopt policies and procedures for the exercise of Options or Share Awards, including the satisfaction of withholding obligations; to adopt, amend, and rescind policies and procedures pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan.

The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided that a Committee of the Board may not exercise any right or power reserved to the Board.  Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

4.	Eligibility

A.          Eligibility for Awards.  Awards may be granted to any Eligible Person selected by the Committee.

B.          Eligibility of Consultants. A Consultant shall be an Eligible Person only if the offer or sale of the Corporation’s securities would be eligible for registration on Form S-8 Registration Statement because of the identity and nature of the service provided by such person, unless the Corporation determines that an offer or sale of the Corporation’s securities to such person will satisfy another exemption from the registration under the Securities Act and complies with the securities laws of all other jurisdictions applicable to such offer or sale.

C.          Substitution Awards.  The Committee may make Awards and may grant Options under the Plan by assumption, in substitution or replacement of performance shares, phantom shares, share awards, stock options, stock appreciation rights or similar awards granted by another entity (including an Affiliate) in connection with a merger, consolidation, acquisition of property or stock or similar transaction affecting the Corporation or its Affiliate.  Notwithstanding any provision of the Plan (other than the maximum number of Ordinary Shares that may be issued under the Plan), the terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate.

5.	Ordinary Shares Subject to Plan

A.          Share Reserve and Limitations on Grants.  Subject to adjustment as provided in Section 8, the maximum aggregate number of Ordinary Shares that may be (i) issued under this Plan pursuant to the exercise of Options, and (ii) issued pursuant to Share Awards is 3,500,000.

B.          Reversion of Shares.  If an Option or Share Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased Ordinary Shares which were subject thereto shall become available for future grant under the Plan.  Ordinary Shares that have been actually issued under the Plan shall not be returned to the share reserve for future grants under the Plan; except that Ordinary Shares issued pursuant to a Share Award which are forfeited to the Corporation or repurchased by the Corporation at the original purchase price of such shares, shall be returned to the share reserve for future grant under the Plan.

C.          Source of Shares.  Ordinary Shares issued under the Plan may be shares of authorized and unissued Ordinary Shares or previously issued Ordinary Shares that have been reacquired by the Corporation and cancelled or maintained as treasury shares.

6.	Options

A.          Award.  In accordance with the provisions of Section 4, the Committee will designate each Eligible Person to whom an Option is to be granted and will specify the number of Ordinary Shares covered by such Option.  The Share Option Agreement shall specify the vesting schedule applicable to such Option and any other terms of such Option.  Options granted under the Plan are intended to be Nonqualified Share Options.

B.          Option Price.  The exercise price per share for Ordinary Shares subject to an Option shall be not less than (a) par value or (b) the Fair Market Value of the Ordinary Shares on the date of grant unless the Committee determines that a grant with an exercise price less than Fair Market Value is either (i) awarded to a Participant who is not subject to Section 409A or 457A of the Code or (ii) if the Participant is subject to Section 409A or 457A of the Code, the terms of such Option will comply with Section 409A of the Code and will not result in taxation by reason of Section 457A(a) of the Code.

C.          Maximum Option Period.  The maximum period during which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted.

D.          Nontransferability.  Except to the extent transferability of an Option is provided for in the Share Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Option is granted, such Option may be exercised only by the Participant.  The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant.  No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

E.          Vesting and Termination of Continuous Service.  Except as otherwise provided in a Share Option Agreement, the following rules shall apply:

(i)           Options will vest as provided in the Share Option Agreement.  An Option will be exercisable only to the extent that it is vested on the date of exercise.  Vesting of an Option will cease on the date of the Participant's termination of Continuous Service and the Option will be exercisable only to the extent the Option is vested on the date of termination of Continuous Service.

(ii)          If the Participant's termination of Continuous Service is for reason of death or Disability, the right to exercise the Option (to the extent vested) will expire, unless otherwise specified in the Share Option Agreement, on the earlier of (i) one (1) year after the date of the Participant's termination of Continuous Service, or (ii) the expiration date under the terms of the Agreement.  Until the expiration date, the Participant's heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.D.

(iii)         If the Participant's termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6.E.(iv)), the right to exercise the Option (to the extent that it is vested) will expire, unless otherwise specified in the Share Option Agreement, on the earlier of (i) three (3) months after the date of the Participant's termination of Continuous Service, or (ii) the expiration date under the terms of the Agreement. If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6.E(iv)) and the Participant dies after his or her termination of Continuous Service but before the right to exercise the Option has expired, the right to exercise the Option (to the extent vested) shall expire, unless otherwise specified in the Share Option Agreement, on the earlier of (i) one (1) year after the date of the Participant's termination of Continuous Service or (ii) the date the Option expires under the terms of the Share Option Agreement, and, until expiration, the Participant's heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6.D.

(iv)         If the Participant’s termination of Continuous Service is for Cause or is a voluntary termination at any time after an event which would be grounds for termination of the Participant’s Continuous Service for Cause, the right to exercise the Option shall expire, unless otherwise specified in the Share Option Agreement, as of the date of the Participant’s termination of Continuous Service.

F.          Exercise.  An Option shall be exercised by completion, execution and delivery of notice (written or electronic) to the Corporation which states (i) the Option holder’s intent to exercise the Option, (ii) the number of Ordinary Shares with respect to which the Option is being exercised, (iii) such other representations and agreements as may be required by the Corporation and (iv) the method for satisfying any applicable tax withholding as provided in Section 9.  Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6.G.  Subject to the provisions of this Plan and the applicable Share Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Share Option Agreement with respect to the remaining shares subject to the Option.  An Option may not be exercised with respect to fractional Ordinary Shares.

G.          Payment.  Unless otherwise provided by the Share Option Agreement, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee or such other method as may be provided for in the Share Option Agreement.  With the consent of the Committee, payment of all or part of the exercise price of an Option may also be made (i) by surrender to the Corporation (or delivery to the Corporation of a properly executed form of attestation of ownership) of Ordinary Shares that have been held for at least six (6) months prior to the date of exercise, or (ii) if the Ordinary Shares are traded on an established securities market, the Committee may approve a “cashless exercise” by payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder's written irrevocable instructions to deliver the Ordinary Shares acquired upon exercise of the Option to the broker-dealer or by delivery of the Ordinary Shares to the broker-dealer with an irrevocable commitment by the broker-dealer to forward the exercise price to the Corporation.  If Ordinary Shares are used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

H.          Buyout Provisions.  The Committee may at any time offer to buy out an Option previously granted for a payment in cash, Ordinary Shares or other property.  Such buyout offer shall be on such terms and conditions as the Committee shall determine.

I.          Shareholder Rights.  No Participant shall have any rights as a shareholder with respect to shares subject to  an Option until the date of exercise of such Option and the certificate for Ordinary Shares to be received on exercise of such Option has been issued by the Corporation.

7.	Share Awards

A.          Restricted Share Awards.  Each Share Award Agreement for a Restricted Share Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate.  The terms and conditions of the Share Award Agreements for Restricted Share Awards may change from time to time, and the terms and conditions of separate Restricted Share Awards need not be identical, but each Restricted Share Award shall include (through incorporation of the provisions hereof by references in the agreement or otherwise) the substance of each of the following provisions.

(i)           Purchase Price.  The purchase price, if any, of a restricted share awards shall be determined by the Committee.

(ii)          Consideration.  The purchase price of Ordinary Shares acquired pursuant to the Restricted Share Award shall be paid either:  (i) in cash at the time of purchase; (ii) at the discretion of the Committee and to the extent permitted under applicable law, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion.

(iii)         Vesting.  Ordinary Shares acquired under a Restricted Share Award may, but need not, be subject to a share repurchase option in favor of the Corporation in accordance with a vesting schedule to be determined by the Committee.

(iv)         Participant’s Termination of Service.  In the event of a Participant’s termination of Continuous Service, the Corporation may repurchase or otherwise reacquire any or all of the Ordinary Shares held by the Participant which have not vested as of the date of termination under the terms of the Share Award Agreement for such Restricted Share Award.

(v)          Transferability.  Rights to acquire Ordinary Shares under a Restricted Share Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Share Award Agreement for such Restricted Share Award, as the Committee shall determine in its discretion, so long as Ordinary Shares granted under the Restricted Share Award remains subject to the terms of the Share Award Agreement.

8.	Changes in Capital Structure

A.          No Limitations of Rights.  The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Ordinary Shares or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

B.          Changes in Capitalization.  If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a share dividend, or other increase or reduction of the number of the Ordinary Shares outstanding, without receiving consideration therefor in money, services or property, then (i) the number, class, and per share price of Ordinary Shares subject to outstanding Options and other Awards hereunder and (ii) the number and class of shares then reserved for issuance under the Plan shall be appropriately and proportionately adjusted.  No adjustment shall be made in a manner which will result in an Award that is not subject to Section 409A of the Code becoming subject to Section 409A of the Code.  The conversion of convertible securities of the Corporation shall not be treated as effected “without receiving consideration.” The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

C.          Merger, Consolidation or Asset Sale. If the Corporation is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while Options or Share Awards remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options or Share Awards with new options or share awards covering the shares of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options and Share Awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the applicable Share Option Agreement or Share Award Agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.

D.          Limitation on Adjustment. Except as previously expressly provided, neither the issuance by the Corporation of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares, nor the addition or deletion of classes of shares, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of Ordinary Shares then subject to outstanding Options or Share Awards.

9.	Withholding of Taxes

The Corporation or an Affiliate shall have the right, before any certificate for any Ordinary Shares is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Corporation or Affiliate in good faith believes is imposed upon it in connection with Federal, state, or local taxes, or other applicable tax authority, including transfer taxes, as a result of the issuance of, or lapse of restrictions on, such Ordinary Shares, or otherwise require such Participant to make provision for payment of any such withholding amount.  Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Ordinary Shares otherwise issuable under an Option or Share Award withheld to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (ii) tender back to the Corporation Ordinary Shares received pursuant to an Option or Share Award to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (iii) deliver to the Corporation previously acquired Ordinary Shares, (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant, or (v) pay the Corporation or its Affiliate in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Corporation or its Affiliate with respect to the Option or Share Award.

10.	Compliance with Law and Approval of Regulatory Bodies

A.          General Requirements.  No Option or Share Award shall be exercisable, no Ordinary Shares shall be issued, no certificates for Ordinary Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges or quotation systems on which the Corporation's shares may be listed.  The Corporation shall have the right to rely on an opinion of its counsel as to such compliance.  Any share certificate issued to evidence Ordinary Shares when a Share Award is granted or for which an Option or Share Award is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations.  No Option or Share Award shall be exercisable, no Share Award shall be granted, no Ordinary Shares shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

B.          Participant Representations.  The Committee may require that a Participant, as a condition to receipt or exercise of a particular award, execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person's own account, for investment only and not with a view to the resale or distribution thereof.  The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of Ordinary Shares by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, as to the application of such exemption thereto.

11.	General Provisions

A.          Effect on Employment and Service.  Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate, (ii) in any way affect any right and power of the Corporation or an Affiliate to change an individual’s duties or terminate the employment or service of any individual at any time with or without assigning a reason therefor or (iii) except to the extent the Committee grants an Option or Share Award to such individual, confer on any individual the right to participate in the benefits of the Plan.

B.          Use of Proceeds. The proceeds received by the Corporation from the sale of Ordinary Shares pursuant to this Plan shall be used for general corporate purposes.

C.          Unfunded Plan.  The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan.  Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

D.          Rules of Construction.  Headings are given to the Sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

E.          Choice of Law.  The Plan and all Share Option Agreements and Share Award Agreements entered into under the Plan shall be interpreted under the law of the State of New York excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

F.          Fractional Shares.  The Corporation shall not be required to issue fractional shares pursuant to the Plan.  The Committee may provide for elimination of fractional shares or the settlement of such fraction shares in cash.

G.          Foreign Employees. In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Corporation or any Affiliate outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

H.          Compliance with Section 409A and 457A of the Code. To the extent that an Award is intended to be exempt from coverage by Section 409A of the Code or Section 457A of the Code, the Committee may without the consent of the Participant, and without regard to whether the amendment is adverse to the interests of the Participant,  amend the terms of the Award as it deems appropriate to provide for the exemption of such Award from such sections of the Code.   To the extent that an Award is intended to be covered by and comply with Section 409A of the Code, the Committee may without the consent of the Participant, and without regard to whether the amendment is adverse to the interests of the Participant, amend the terms of the Award as it deems appropriate to comply with the rules of Section 409A of the Code.

12.	Amendment and Termination

The Board may amend or terminate this Plan from time to time; provided, however, shareholder approval shall be required for any amendment that (i) increases the aggregate number of Ordinary Shares that may be issued under the Plan, except as contemplated by Section 5.A or 8.B, or (ii) shareholder approval is required by the terms of any applicable law, regulation or rule, including the rules of any market on which the Corporation shares are traded or exchanged on which the Corporation shares are listed.  Except as specifically permitted by the Plan, Share Option Agreement or Share Award Agreement or as required to comply with applicable law, regulation or rule, no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Share Award outstanding at the time such amendment is made.  Any  amendment requiring shareholder approval shall be approved by the shareholders of the Corporation within twelve (12) months of the date such amendment is adopted by the Board.

13.	Effective Date of Plan

The Plan shall become effective as of November 16, 2010 upon adoption by the Board, subject to approval within twelve (12) months by the shareholders holding a simple majority of the votes of the shareholders entitled to vote and voting on the proposal. . Unless and until the plan has been approved by the shareholders of the Corporation, no Option may be exercised, and no Share Awards or Ordinary Shares may be issued under the Plan.  In the event that the shareholders of the Corporation shall not approve the Plan within such twelve (12) month period, the Plan and any previously granted Option shall terminate.

The foregoing China Gerui Advanced Materials Group Limited 2010 Share Incentive Plan was duly adopted and approved by the Board of Directors on the 16th day of November 16, 2010.

CHINA GERUI ADVANCED MATERIALS GROUP LIMITED

By:	/s/ Mingwang Lu
Name:	Mingwang Lu
Chairman and Chief Executive Officer

Date:	11/16/2010